Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innocap, Inc. (the “Company”) on Form 10-Q for the period ended July 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Tidwell, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 13, 2012

/s/ Paul Tidwell

Paul Tidwell

Chief Executive Officer and Chief Financial Officer